[MORRIS, NICHOLS, ARSHT & TUNNELL LETTERHEAD]

                                December 16, 1996

The FBR Family of Funds
Potomac Tower
1001 19th Street North
Arlington, VA  22209

               Re:    The FBR Family of Funds
                      -----------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to The FBR Family of Funds, a Delaware business trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated April 30, 1996 (the "Governing Instrument").

         In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on May 1, 1996 (the "Certificate"); the Governing Instrument; the Bylaws of the Trust; certain resolutions of the Trustees of the Trust; the Trust's Notification Of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A as filed with the Securities and Exchange Commission on June 11, 1996; the Trust's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on June 11, 1996 as amended by Pre-Effective Amendments No. 1 and 2 thereto (as so amended, the "Registration Statement"); and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of


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The FBR Family of Funds
December 17, 1996
Page 2

natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument and applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument, the Registration Statement, the Trust's Prospectus and Statement of Additional Information forming a part of the Registration Statement, as amended from time to time, and all applicable resolutions of the Trustees in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument);
(iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a dissolution or termination of the Trust under Section 11.04 or Section 11.05 of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Act; and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not participated in the preparation of, and express no opinion on, the sufficiency or accuracy of the Registration Statement or any other registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

         1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.


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The FBR Family of Funds
December 17, 1996
Page 3

         2. The Shares, when issued to Shareholders, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

         3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust.

         We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                           Sincerely,

                                           /s/MORRIS, NICHOLS, ARSHT & TUNNELL
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